UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2012

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Background

On December 21, 2012, the 2012 Credit Agreement (defined and described in Item 1.02) and all loan documents related thereto were terminated and the obligations thereunder were refinanced as described below (the “Refinancing”). In connection with the Refinancing, all outstanding obligations under the 2012 Credit Agreement (approximately $54.0 million) were repaid using proceeds from a new credit agreement executed by Kid Brands, Inc. (the “Company”) with Salus Capital Partners, LLC. As a result of the Refinancing, the Company anticipates that it will write off, in the fourth quarter of 2012, approximately $1.0 million to $1.5 million in unamortized deferred financing costs originally incurred in connection with the 2012 Credit Agreement.

Salus Credit Agreement

On December 21, 2012, the Company, specified domestic subsidiaries consisting of Kids Line, LLC, Sassy, Inc., LaJobi, Inc., CoCaLo, Inc., I&J Holdco, Inc., and RB Trademark Holdco, LLC (such entities collectively with the Company, the “Borrowers”), executed a Credit Agreement (the “Salus Credit Agreement”) with Salus Capital Partners, LLC, as Lender, Administrative Agent and Collateral Agent (the “Agent”), and the other lenders from time to time party thereto (the “Lenders”). As of the closing of the Salus Credit Agreement, Salus Capital Partners, LLC is the sole Lender. The obligations of the Borrowers under the Salus Credit Agreement are joint and several.

The Salus Credit Agreement provides for an aggregate maximum $80.0 million revolving credit facility, composed of: (i) a revolving $60.0 million tranche (the “Tranche A Revolver”), with a $5.0 million sublimit for letters of credit; and (ii) a $20.0 million first-in last-out tranche (the “Tranche A-1 Revolver”). The Borrowers may not request extensions of credit under the Tranche A Revolver unless they have borrowed the full amount available under the Tranche A-1 Revolver. Borrowers must cash collateralize all outstanding letters of credit.

Loans under the Salus Credit Agreement bear interest at a specified 30-day LIBOR rate (subject to a minimum LIBOR floor of 0.50%), plus a margin of 4.0% per annum with respect to the Tranche A Revolver and a margin of 11.25% per annum with respect to the Tranche A-1 Revolver. Interest is payable monthly in arrears and on the maturity date of the facility. During the continuance of any event of default, existing interest rates would increase by 3.50% per annum.

Subject to the borrowing base described below, the Borrowers may borrow, repay (without premium or penalty) and re-borrow advances under each of the Tranche A Revolver and the Tranche A-1 Revolver until December 21, 2016 (the “Maturity Date”), at which time all outstanding obligations under the Salus Credit Agreement are due and payable (subject to early termination provisions). Other than in connection with a permanent reduction of the Tranche A-1 Revolver as described below, repayments shall be first applied to the Tranche A Revolver, and upon repayment of the Tranche A Revolver in full, to the Tranche A-1 Revolver.

The Borrowers may in their discretion terminate or permanently reduce the commitments under the Tranche A Revolver or the Tranche A-1 Revolver, provided that the Borrowers may not reduce the commitments under the Tranche A-1 Revolver to less than $15.0 million while commitments under the Tranche A Revolver remain outstanding, and if the commitments under the Tranche A Revolver are terminated or reduced to zero, the commitments under the Tranche A-1 Revolver will be automatically terminated. In the event of such permanent reduction (or termination of the commitments prior to the Maturity Date), the Borrowers shall pay to the Agent for the benefit of the Lenders or as otherwise determined by the Agent, a termination fee in the amount of: (i) 2.0% of the amount of the commitments so reduced or outstanding at the time of termination, if reduced or terminated prior to the first anniversary of the closing date of the Salus Credit Agreement (the “First Anniversary”); (ii) 1.5% of the amount of the commitments so reduced or outstanding at the time of termination, if reduced or terminated on or after the First Anniversary but prior to the second anniversary of such closing date (the “Second Anniversary”); and (iii) 0.50% of the amount of the commitments so reduced or outstanding at the time of termination, if reduced or terminated on or after the Second Anniversary, provided that the Borrowers may permanently reduce the commitments under the Tranche A-1 Revolver from time to time to no less than $15.0 million without the incurrence of any premium, penalty or fee, so long as no event of default has occurred and is continuing.

The Tranche A Revolver is subject to borrowing base limitations based on 95% of the face amount of specified eligible accounts receivable, net of reserves established in the reasonable discretion of the Agent, including dilution reserves; plus the lesser of: (x) 68% of eligible inventory stated at the lower of cost or market value (in accordance with the Borrowers’ accounting practices), net of reserves established in the reasonable discretion of the Agent; and (y) 100% of the appraised orderly liquidation value, net of costs and expenses, of eligible inventory stated at the lower of cost or market value, net of inventory reserves; minus an availability block of $4.0 million (or if an event of default exists, such other amount established by the Agent); minus customary availability reserves (without duplication).

The Tranche A-1 Revolver is subject to borrowing base limitations based on the lesser of: (i) 50% of the fair market value (as determined by an independent appraiser engaged by the Agent from time to time) of specified registered eligible intellectual property, net of reserves established in the reasonable discretion of the Agent, and (ii) the aggregate commitments for the Tranche A-1 Revolver at such time ($20.0 million at the time of closing); provided that availability under the Tranche A-1 Revolver is capped at 40% of the combined borrowing bases of the Tranche A Revolver and Tranche A-1 Revolver.

Under the Salus Credit Agreement, the Company is subject to the following financial covenants (the “Salus Financial Covenants”):

(a) minimum monthly Adjusted EBITDA (defined below) for the trailing twelve-month period ending on the last day of each month as set forth below:

Trailing Twelve-Month Period Ending	Minimum Adjusted EBITDA
December 31, 2012	$8,538,000
January 31, 2013	$9,461,000
February 28, 2013	$9,853,000
March 31, 2013	$9,516,000
April 30, 2013	$9,925,000
May 31, 2013	$9,782,000
June 30, 2013	$10,534,000
July 31, 2013	$11,811,000
August 31, 2013	$12,007,000
September 30, 2013	$12,363,000
October 31, 2013	$13,717,000
November 30, 2013	$14,411,000
December 31, 2013	$14,338,000

provided, that, for trailing twelve month periods ending after December 31, 2013, the Agent shall establish minimum monthly Adjusted EBITDA covenant levels based on those included in the relevant annual business plan required to be provided to the Agent, using a comparable methodology to that used to establish Adjusted EBITDA requirements for 2013, including a set-back at least equal to the minimum set-back used to establish Adjusted EBITDA requirements for 2013; and

(b) commencing March 31, 2013, a minimum Consolidated Fixed Charge Coverage Ratio (defined below) of 1.1: 1.0.

For purposes of the definition of Adjusted EBITDA: (i) “Duty Amounts” refer to all customs duties, interest, penalties and any other amounts payable or owed to U.S. Customs and Border Protection (“U.S. Customs”) by LaJobi, Kids Line, CoCaLo or Sassy, to the extent that such amounts relate to specified duty underpayments by such subsidiaries to U.S. Customs and LaJobi’s business and staffing practices in Asia prior to March 30, 2011 (the “Duty Events”); and (ii) “Consolidated Net Income” means, as of any date of determination, the Company’s consolidated net income for the most recently completed trailing twelve-month period in accordance with GAAP, subject to specified exclusions including, among other things, extraordinary gains and losses for such period, and the income (or loss) of the Company’s subsidiaries under specified circumstances (e.g., the income (or loss) of a subsidiary in which another person has a joint interest, except to the extent of actual distributions received, the income (or loss) of a subsidiary accrued prior to the date it became a subsidiary, and the income of any subsidiary to the extent distributions made by such subsidiary were not then-permitted).

Adjusted EBITDA is defined in the Salus Credit Agreement as an amount equal to the Company’s Consolidated Net Income for the most recently completed trailing twelve-month period (from the date of determination), plus: (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) specified consolidated interest charges; (ii) the provision for income taxes; (iii) depreciation and amortization expense; (iv) other non-recurring non-cash expenses reducing such Consolidated Net Income for such period (such expenses will be deducted from Adjusted EBITDA during the period when paid in cash); (v) (a) all Duty Amounts accrued or expensed, (b) the amount of any earnout consideration paid by LaJobi in connection with the Company’s purchase of the LaJobi assets in April 2008 (“LaJobi Earnout Consideration”), and (c) fees and expenses incurred by the Borrowers in connection with any investigations of the Duty Amounts and Duty Events, in an aggregate amount under clauses (a), (b) and (c) not to exceed the sum, for all periods, of (x) $14,855,000 less (y) the amount of LaJobi Earnout Consideration, if any, paid by LaJobi other than in accordance with the terms of the Salus Credit Agreement and/or to the extent not deducted in determining Consolidated Net Income; (vi) professional fees and expenses incurred after July 1, 2012 in an aggregate amount not to exceed $2.0 million through December 31, 2013 plus, in each case, all reasonable and necessary fees and expenses of Alixpartners in an aggregate amount not to exceed $0.75 million; (vii) restructuring and severance costs in an amount not to exceed $1.0 million (and such additional amounts as are approved by the Agent in its discretion); (viii) expenses arising as a result of the recall of specified products, in an aggregate amount not to exceed $0.6 million; (ix) actual costs incurred as a result of the wind-down of the Borrowers’ operations in the United Kingdom, in an aggregate amount not to exceed $0.1 million; (x) if expensed, reasonable costs, expenses and fees incurred in connection with the Salus Credit Agreement in an aggregate amount not to exceed $0.5 million; and (xi) to the extent included in the Company’s business plan or otherwise acceptable to the Agent, non-cash stock-based compensation expenses; minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case by the Company and its subsidiaries for such period).

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of: (a) (i) Adjusted EBITDA for the most recently completed trailing twelve-month period, minus (ii) unfinanced capital expenditures made during such period, minus (iii) the aggregate amount of income taxes paid in cash during such period (but not less than zero); to (b) the sum of: (i) specified debt service charges, plus (ii) the aggregate amount of all restricted payments (defined generally to mean dividends or distributions with respect to equity interests, or deposits, sinking funds or payments for the purchase, redemption, retirement or termination of any such equity interests) paid in cash by the Company and its subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

Loans under the Salus Credit Agreement are required to be prepaid upon the occurrence, and with the net proceeds, of certain transactions, including the incurrence of specified indebtedness, most asset sales and debt or equity issuances, as well as extraordinary receipts, including tax refunds, litigation proceeds, certain insurance proceeds and indemnity payments. Loans under the Salus Credit Agreement are also required to be prepaid with cash collateral required to be held by letter of credit issuers pursuant to the Salus Credit Agreement on account of expired or reduced letters of credit. Such prepayments will be applied first to the repayment of amounts outstanding under the Tranche A Revolver until paid in full, and then to amounts outstanding under the Tranche A-1 Revolver.

The Salus Credit Agreement contains customary representations and warranties, as well as various affirmative and negative covenants in addition to the Salus Financial Covenants, including, without limitation, financial reporting requirements, notice requirements with respect to specified events, required compliance certificates, and certificates from the Company’s independent auditors. In addition, among other restrictions, the Loan Parties (the Borrowers and guarantors, if any) and their subsidiaries (other than specified inactive subsidiaries) are prohibited from: consummating a merger or other fundamental change; paying cash dividends or distributions; purchasing or redeeming stock (including under the Company’s stock purchase plan); incurring additional debt or allowing liens to exist on their assets; making acquisitions; disposing of assets; issuing equity and consummating other transactions outside of the ordinary course of business; making specified payments and investments; engaging in transactions with affiliates; amending material contracts to the extent such amendment would result in a default or event of default or would be materially adverse to the Lenders; paying Duty Amounts; or paying any LaJobi Earnout Consideration, subject in each case to specified exceptions, some of which are described below.

Duty Amounts and LaJobi Earnout Consideration may be paid either: (i) in accordance with the business plan required to be provided to the Agent for the relevant year, or (ii) otherwise, so long as no default or event of default is continuing or would result therefrom, and availability, both before and after giving effect to such payment, is at least $10.0 million.

With respect to acquisitions, the Borrowers will be permitted to make an acquisition provided that the Company would be in pro forma compliance with the Salus Financial Covenants, recomputed as of the last day of the most recently ended fiscal quarter for which financial statements are available, such acquisition is initiated and consummated on a friendly basis, no default or event of default has occurred and is continuing or would result from such acquisition, and the aggregate consideration (including all acquired debt) for all such permitted acquisitions does not exceed $500,000.

The Company will be permitted to issue and sell equity interests (other than equity interests that mature or are mandatorily redeemable or redeemable at the option of the holder, in whole or in part, on or prior to the date that is ninety-one days after the Maturity Date), so long as the net proceeds therefrom are applied to repayment of outstanding obligations under the Salus Credit Agreement, or pursuant to other specified exceptions as set forth in the Salus Credit Agreement.

The Salus Credit Agreement also requires that the Borrowers provide the Agent with, among other things, an annual business plan containing specified monthly information and projections, monthly compliance certificates, and frequent and detailed financial, business and collateral reports.

Substantially all cash, other than cash set aside for the benefit of employees (and certain other exceptions), will be swept and applied to repayment of amounts outstanding under the Salus Credit Agreement.

The Salus Credit Agreement contains customary events of default (including any failure to remain in compliance with the Salus Financial Covenants). If an event of default occurs and is continuing (in addition to default interest as described above and other remedies available to the Lenders), the Agent may, in its discretion, declare the commitments under the Salus Credit Agreement to be terminated, declare outstanding obligations thereunder to be due and payable, demand cash collateralization of letters of credit, and/or capitalize any accrued and unpaid interest by adding such amount to the outstanding principal balance (provided that upon events of bankruptcy, the commitments will be immediately due and payable, and the Borrowers will be required to cash collateralize letters of credit, without any action of the Agent or any Lender). In addition, an event of default under the Salus Credit Agreement could result in a cross-default under certain license agreements that the Company maintains.

The Salus Credit Agreement also contains customary conditions to lending, including that no default or event of default shall exist, or would result from any proposed extension of credit.

The Company paid fees to the Agent in the aggregate amount of approximately $1.1 million in connection with the execution of the Salus Credit Agreement. The Borrowers are also required to pay a monthly commitment fee of 0.50% per annum on the aggregate unused portion of each of the Tranche A Revolver and the Tranche A-1 Revolver (payable monthly in arrears); customary letter of credit fronting fees (plus standard issuance and other processing fees) to the applicable issuer; a monthly monitoring fee to the Agent; an annual agency fee, and other customary fees and reimbursements of expenses.

In order to secure the obligations of the Loan Parties under the Salus Credit Agreement, each Borrower has pledged 100% of the equity interests of its domestic subsidiaries (other than inactive subsidiaries), including a pledge of the capital stock of each Borrower (other than the Company), as well as 65% of the equity interests of specified foreign subsidiaries, to the Agent, and has granted security interests to the Agent in substantially all of its personal property, all pursuant to a Security Agreement, dated as of December 21, 2012, by the Company and the other Borrowers and Loan Parties party thereto from time to time in favor of the Agent, as Collateral Agent (the “Security Agreement”). As additional security for Sassy, Inc.’s obligations under the Salus Credit Agreement, Sassy, Inc. has granted a mortgage for the benefit of the Agent and the Lenders on the real property located at 2305 Breton Industrial Park Drive, S.E., Kentwood, Michigan.

The foregoing description of the Salus Credit Agreement and the Security Agreement is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.49 and 10.50, respectively, and which are incorporated herein by reference. The representations, warranties and covenants contained in the Salus Credit Agreement and the Security Agreement were made as of specific dates, were solely for the benefit of the parties thereto, were made for the purposes of allocating contractual risk between the relevant parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under such agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Loan Parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02 Termination of a Material Definitive Agreement

Reference is made to the Waiver and First Amendment to Credit Agreement and First Amendment to Security Agreement dated August 13, 2012 (as amended via Second Amendment to Credit Agreement, dated November 15, 2012, the “2012 Credit Agreement”), among the Company and specified domestic subsidiaries thereof as borrowers, and certain lenders party thereto, including Bank of America, N.A., among other things, as Administrative Agent. The 2012 Credit Agreement provided for: (i) an aggregate maximum $52.0 million revolving credit facility, subject to a $47.0 million availability cap, and borrowing base limitations based on 80% of eligible receivables, plus the lesser of $20.0 million and 55% of the value of eligible inventory (minus specified reserves); (ii) a $5.0 million sub-facility for letters of credit; (iii) a $5.0 million sub-facility for swing-line loans; and (iv) a $23.0 million term loan, all of which were scheduled to mature April 1, 2014. Loans under the 2012 Credit Agreement bore interest at either a specified base rate or Eurodollar rate, plus (in each case) applicable margins, for revolving loans, ranging from 1.75% to 3.00% on Eurodollar rate loans and from 0.75% to 2.00% on base rate loans, based on a defined consolidated leverage ratio for the applicable trailing twelve-month period, and with respect to the term loan, a margin of 8.0% on Eurodollar rate loans and 7.0% on base rate loans (the term loan was also subject to a 2% PIK interest rate under specified circumstances). Under the terms of the 2012 Credit Agreement, the Company was required to comply with a maximum consolidated leverage ratio covenant for the trailing twelve month period as of the end of each month, and a minimum consolidated fixed charge coverage ratio covenant for a specified trailing period as of the end of each month. The 2012 Credit Agreement amended and restated the Company’s prior credit facility with the lenders party thereto and the Administrative Agent. A detailed description of the 2012 Credit Agreement is located in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 under the heading “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Debt Financings — 2012 Credit Agreement”, and in Note 4 of the Notes to Unaudited Consolidated Financial Statements therein.

As described in Item 1.01 of this Current Report on Form 8-K, effective immediately upon the execution of the Salus Credit Agreement by the respective parties thereto, the 2012 Credit Agreement (and all related loan documents) were terminated.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

10.49	Credit Agreement dated as of December 21, 2012, among Kid Brands, Inc., specified domestic subsidiaries party thereto, Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto.

10.50	Security Agreement dated as of December 21, 2012, by Kid Brands, Inc. and the other Borrowers and Loan Parties party thereto from time to time in favor of Salus Capital Partners, LLC, as Collateral Agent.

Cautionary Note Regarding Forward-Looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Additional written and oral forward-looking statements may be made by us from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management and assumptions regarding our future performance, operating expenses, working capital needs, liquidity and capital requirements, business trends and competitiveness. Forward-looking statements include, but are not limited to, words such as “believe,” “plan,” “anticipate,” “estimate,” “project”, “may”, “planned”, “potential”, “should”, “will, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect,” “intend,” “seek” or the negative of or other variations on these and other similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, are also forward-looking statements. We caution readers that results predicted by forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, those set forth under Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q,each as filed with the SEC. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. These statements are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2012	KID BRANDS, INC.

	By:	/s/ Guy A. Paglinco
Guy A. Paglinco
Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Exhibit Index

10.49	Credit Agreement dated as of December 21, 2012, among Kid Brands, Inc., specified domestic subsidiaries party thereto, Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto.

10.50	Security Agreement dated as of December 21, 2012, by Kid Brands, Inc. and the other Borrowers and Loan Parties party thereto from time to time in favor of Salus Capital Partners, LLC, as Collateral Agent.

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